Exhibit 32

ASPEN EXPLORATION CORPORATION

     Certification pursuant to 18 U.S.C. §1350 Principal Executive Officer and Principal Financial Officer

     To my knowledge: the annual report on Form 10-KSB for the period ended June 30, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.

September 26, 2007

/s/ Robert A. Cohan Robert A. Cohan, Chief Executive Officer and Chief Financial Officer